SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 4, 2010

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 – Other Events

Item 8.01 – Other Events

          With sadness, we regret to announce that Dr. Robert N. Butler, a member of our Board of Directors, passed away on Sunday, July 4, 2010 at the age of 83.  Dr. Butler was a leading expert in geriatrics and diseases associated with the aging process, and founded the International Longevity Center-USA, a non-profit international research, policy, and education organization formed to educate individuals on how to live longer and better.  Dr. Butler was the first director of the National Institute on Aging of the National Institutes of Health, where he helped educate the nation about the dangers of Alzheimer’s disease. Dr. Butler founded the nation’s first department of geriatrics at the Mount Sinai School of Medicine, where he was Professor of Geriatrics and Adult Development.  Dr. Butler won the Pulitzer Prize for his book Why Survive? Being Old in America and is co-author with Myrna I. Lewis of Aging and Mental Health as well as The New Love and Sex after 60. His latest books are The Longevity Revolution (2008) and The Longevity Prescription (2010).

Section 9-Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated July 6, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	July 6, 2010	By:	/s/ Steven A. Seinberg
Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated July 6, 2010